Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-157092, 333-128026 and 333-114135) on Form S-8 of our report dated June 16, 2025, with respect to the financial statements and the Supplemental Schedule H, line 4i—Schedule of Assets (Held at End of Year) as of December 31, 2024 of The Travelers 401(k) Savings Plan.

/s/ KPMG LLP
     KPMG LLP

Cleveland, Ohio
June 16, 2025

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